                                                                     EXHIBIT 5.1

                            [BAKER BOTTS LETTERHEAD]

                                 August 29, 2001

Affiliated Computer Services, Inc.
2828 North Haskell Avenue
Dallas, Texas 75204

Ladies and Gentlemen:

     We have acted as counsel for Affiliated Computer Services, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed on this date by the Company ACS Trust I and ACS Trust II, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts", and together with the Company, the "Registrants"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $1,500,000,000 aggregate initial offering price of (a) the Company's senior debt securities (the "Senior Debt Securities"), (b) the Company's subordinated debt securities (the "Subordinated Debt Securities"), (c) shares of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"), (d) shares of preferred stock of the Company (the "Preferred Stock"), (e) depositary shares of the Company (the "Depositary Shares"), (f) warrants of the Company to purchase other securities (the "Warrants"), (g) preferred securities of the Trusts (the "Trust Preferred Securities") and (h) the Company's guarantees with respect to the Trust Preferred Securities (each, a "Guarantee" and, collectively, the "Guarantees"). The Senior Debt Securities, the Subordinated Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Trust Preferred Securities and the Guarantees may be hereinafter referred to as the "Securities."

     Each series of the Senior Debt Securities will be issued pursuant to an indenture to be entered into in connection with the first series of Senior Debt Securities thereunder between the Company and U.S. Trust Company of Texas, N.A., as Trustee (the "Senior Indenture"), and each series of the Subordinated Debt Securities will be issued pursuant to an indenture to be entered into in connection with the first series of Subordinated Debt Securities issued thereunder between the Company and U.S. Trust Company of Texas, N.A., as Trustee (the "Subordinated Indenture"), as each such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a "Supplemental Indenture"). Each Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and Wilmington Trust Company, as guarantee trustee thereunder (each, a "Guarantee Agreement" and, collectively, the "Guarantee Agreements"), at the time any Trust Preferred Securities are issued by either Trust.

     In furnishing this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, as amended to date (together, the "Charter Documents"), resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law, a duly constituted and acting committee thereof, being referred to herein as the "Board"), the Senior Indenture, the Subordinated Indenture and the Guarantee Agreement filed as exhibits to the Registration Statement, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company and the Trusts, statutes and other instruments and documents as we have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

     In connection with this opinion, we have assumed: (a) the genuineness of all signatures on all documents examined by us; (b) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies; (c) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (d) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (e) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (h) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     1. With respect to a series of Senior Debt Securities, when (a) the Senior Indenture has been duly authorized and validly executed and delivered by the parties thereto, (b) any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto, (c) the Board has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (d) the Senior Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Senior Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Senior Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2. With respect to a series of Subordinated Debt Securities, when (a) the Subordinated Indenture has been duly authorized and validly executed and delivered by the parties thereto, (b) any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto, (c) the Board has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (d) the Subordinated Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Subordinated Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Subordinated Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     4. With respect to shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate of Designation"), and such Certificate of Designation has been filed with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     5. With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of Delaware, (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (c) the shares of Preferred stock underlying the Depositary Shares have been duly and validly issued and deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreements, and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Board upon payment of the consideration therefore provided for therein, the Depositary Shares will be legally issued.

     6. With respect to Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7. With respect to each Guarantee Agreement, when (a) such Guarantee Agreement has been duly authorized, validly executed and delivered by each of the parties thereto, (b) the Company has received the purchase price for the Trust Preferred Securities to which such Guarantee Agreement relates and such Trust Preferred Securities have been duly and validly issued, and (c) the Board has taken all necessary corporate action to approve the Guarantee and the issuance thereof and related matters, such Guarantee Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

     We express no opinions concerning (i) the validity or enforceability of any provisions contained in any agreement or instrument pertaining to any Security that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     The foregoing opinions are limited in all respects to the Delaware General Corporation Law and the laws of the States of New York and Texas and federal law of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

     We hereby consent to the reference to our Firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ BAKER BOTTS L.L.P.